SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported):July 9, 2001


                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    [________]                75-2433637
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)            Identification No.)


           1325 Northmeadow Parkway, Suite 110, Roswell Georgia 30076
             (Address of principal executive offices and Zip code)

      Registrant's telephone number, including area code: (770) 432-6800

                                       N/A
      --------------------------------------------------------------------
         (Former name or former address, if changed since last report)



Item 3.  Bankruptcy or Receivership.

Appointment of Trustee
----------------------

Effective June 15, 2001, David Neier was appointed the Chapter 11 Trustee for Telscape International, Inc. and its affiliated debtors by United States Bankruptcy Judge Joseph J. Farnan in the chapter 11 bankruptcy cases of In re Telscape International, Inc., Case Nos. 01-1561 (JJF) through 01-1567, jointly administered under Case No. 01-1563 (JJF) (Bankr. D. Del.). No order confirming a plan of reorganization, arrangement or liquidation has been issued by the court.

Item 5.  Other Events.


As previously reported, Telscape International, Inc., a Delaware corporation (the "Company"), together with its affiliated debtors, filed voluntary Petitions for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware on April 27, 2001. David Neier has been appointed Chapter 11 Trustee (see Item 3. above).

Due to the Chapter 11 proceeding, the Company will not file its Reports on Form 10-Q and Form 10-K. As a result of the Chapter 11 proceeding, the Company expects to shortly begin filing with the Bankruptcy Court the Company's Monthly Report of Cash Receipts and Disbursements.

Resignations
------------

Peter Alexander, President and Chief Operating Officer of the Company, Stephen Ford, the Chief Financial Officer of the Company, and Ruben Garcia, President of CLEC Division, all resigned on June 1, 2001.

Press Release
-------------

On July 3, 2001, the Company issued a press release stating that an auction of certain CLEC, Internet and satellite teleport assets of the Company would occur on July 10, 2001, and a hearing to approve the sale is expected to be held on July 13, 2001 in the United States Bankruptcy Court for the District of Delaware.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1   Press Release dated July 3, 2001


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TELSCAPE INTERNATIONAL, INC.


                                By:  /s/ David Neier, as Chapter 11 Trustee
                                     --------------------------------------
                                     Name:  David Neier, as Chapter 11 Trustee
                                     Title: Chief Executive Officer


Dated:  July 9, 2001




                                 EXHIBIT INDEX

Exhibit No.    Document Description
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99.1           Press Release dated July 3, 2001